ANI Pharmaceuticals Enters Five-Year $125 Million Senior Secured Credit Facility with Citizens Bank

BAUDETTE, Minn., Dec. 29, 2017 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has entered a new five-year Senior Secured Credit Facility (the "Facility") for up to $125 million with Citizens Bank. The Facility is comprised of a $75 million five-year term loan that was closed today in support of ANI's acquisition of four NDAs acquired from AstraZeneca for $46.5 million in cash as previously announced this morning. In addition, the term loan has been utilized to refinance existing indebtedness of $25 million that was outstanding against ANI's now retired $30 million asset-based revolving credit facility with Citizens Bank. This Facility also includes a $50 million Senior Secured Revolving Credit Facility which remains un-drawn at this time. The Facility is secured by the assets and equity interests of the company.

Stephen P. Carey, ANI's Vice President and CFO stated, "Today's expansion of our relationship with Citizens Bank enables ANI to continue to execute upon its business model. We believe that the flexibility of the revolver portion of the Facility coupled with our cash on-hand, continued cash flow from operations and the significant benefit of recently enacted U.S. corporate tax reform will continue to support our future growth. As of today, ANI's cash on-hand and capacity under the revolver provides us with approximately $80 million in available cash."

"ANI Pharmaceuticals is a valued client of Citizens Bank. Our Healthcare Corporate Banking and Capital Markets team has continued to provide ANI with strategic insight and capital support, enabling them to reach their long-term potential," said Daniel K. Fitzpatrick, Executive Vice President and Head of National Industry Verticals at Citizens Bank.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation's oldest and largest financial institutions, with $151.4 billion in assets as of September 30, 2017. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,200 ATMs and approximately 1,200 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products and asset finance. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com